Exhibit 99.1

For Immediate Release	January 28, 2026

LANDSTAR SYSTEM REPORTS FOURTH QUARTER RESULTS

Jacksonville, FL—Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today confirmed its financial results for the 2025 fourth quarter. As previously disclosed in a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 21, 2026, the Company reported total revenue of $1,174 million in the 2025 fourth quarter, compared to $1,209 million in the 2024 fourth quarter. Landstar reported basic and diluted earnings per share (“EPS”) of $0.70 for the 2025 fourth quarter, compared to $1.31 in the 2024 fourth quarter.

“The Landstar team of independent business owners and employees performed well during the 2025 fourth quarter despite continued tough macro demand conditions in the freight transportation market. In fact, fourth quarter truck transportation revenue was nearly flat year over year, as the decrease in total revenue was primarily attributable to decreased ocean revenue. Our services hauled by unsided/platform equipment, a real bright spot for Landstar throughout 2025, continued to demonstrate sustained strength in the fourth quarter,” said Landstar President and Chief Executive Officer Frank Lonegro. “Truck revenue per load was another positive development related to the top line. Landstar achieved sequential improvement in truck revenue per load in the fourth quarter that exceeded pre-pandemic normal seasonality, and December truck revenue per load was six percent above fiscal October’s truck revenue per load. Increased insurance and claims expense, however, had a significant adverse impact on our fourth quarter results, as the claim environment for freight transportation providers remains extremely challenging.”

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As previously disclosed in a Form 8-K filed with the SEC on January 21, 2026, 2025 fourth quarter EPS reflected highly elevated insurance and claims costs of $56 million, an increase from the approximately $30 million of insurance and claims costs reported during the 2024 fourth quarter. The following items are reflected in insurance and claims for the 2025 fourth quarter:

•

$16.7 million, or $0.37 per share, of insurance and claims costs related to three tragic vehicular accidents, two of which occurred during the 2025 fourth fiscal quarter and the third of which occurred during fiscal year 2022 but involved a post-trial judgment entered against the Company by the court in January 2026; and

•	$5.3 million, or $0.12 per share, related to an increase in the Company’s actuarily determined claim reserves.

In addition to the insurance and claims items reference above, the Company also recorded $2.1 million of additional non-cash impairment charges, or $0.05 per share, related to the ongoing sales process of Landstar Metro, S.A.P.I. de C.V., the Company’s wholly-owned Mexican operating subsidiary, principally engaged in intra-Mexico truck transportation services.

	4Q 2025	4Q 2024
Revenue	$1,174,469	$1,209,330
Gross profit	$85,568	$109,423
Variable contribution	$166,019	$166,523
Operating income	$29,552	$57,771
Basic and diluted earnings per share (“EPS”)	$0.70	$1.31

(1)	Dollars above in thousands, except per share amounts.
(2)	Please refer to the Consolidated Statements of Income and the Reconciliation of Gross Profit to Variable Contribution included below.

Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2025 fourth quarter, Landstar purchased 286,695 shares of its common stock at an aggregate cost of $37.0 million, bringing the total number of common shares purchased during the 2025 fiscal year to 1,281,863 shares at an aggregate cost of approximately $180.9 million. The Company is currently authorized to purchase up to an additional 1,266,118 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.40 per share payable on March 11, 2026, to stockholders of record as of the close of business on February 18, 2026.

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Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2025 fourth quarter was $1,078 million, or 92% of revenue, compared to $1,081 million, or 89% of revenue, in the 2024 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2025 fourth quarter was $559 million, compared to $597 million in the 2024 fourth quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2025 fourth quarter was $401 million, compared to $362 million in the 2024 fourth quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2025 fourth quarter was $95 million, compared to $100 million in the 2024 fourth quarter. Revenue hauled by rail, air and ocean cargo carriers was $77 million, or 7% of revenue, in the 2025 fourth quarter, compared to $107 million, or 9% of revenue, in the 2024 fourth quarter.

During the 2025 fourth quarter, truck revenue per load increased approximately 1% compared to the 2024 fourth quarter, while the number of loads hauled via truck decreased approximately 1% compared to the 2024 fourth quarter.

Gross profit in the 2025 fourth quarter was $86 million, and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2025 fourth quarter was $166 million. Gross profit in the 2024 fourth quarter was $109 million, and variable contribution in the 2024 fourth quarter was $167 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2025 and 2024 fourth quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $452 million as of December 27, 2025. Trailing twelve-month return on average shareholders’ equity was 13%. Return on invested capital, representing net income divided by the sum of average equity plus average debt, was 12%.

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Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Fourth Quarter 2025 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

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Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s second largest such agent by revenue in the 2025 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2024 fiscal year, described in Part I, Item 1A Risk Factors, Landstar’s Form 10-Q for the 2025 first quarter, described in Part II, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Revenue	$4,743,760	$4,819,245	$1,174,469	$1,209,330
Investment income	13,685	14,810	3,065	3,822
Costs and expenses:
Purchased transportation	3,688,343	3,745,241	912,582	945,857
Commissions to agents	387,397	392,751	95,868	96,950
Other operating costs, net of gains on asset sales/dispositions	61,586	58,781	14,590	14,643
Insurance and claims	159,436	113,929	56,127	30,099
Selling, general and administrative	230,548	217,708	56,245	55,095
Depreciation and amortization	46,388	56,738	10,504	12,737
Impairment of intangible and other assets	32,170	—	2,066	—

Total costs and expenses	4,605,868	4,585,148	1,147,982	1,155,381

Operating income	151,577	248,907	29,552	57,771
Interest and debt expense (income)	996	(5,419)	240	(964)

Income before income taxes	150,581	254,326	29,312	58,735
Income taxes	35,574	58,380	5,368	12,542

Net income	$115,007	$195,946	$23,944	$46,193

Basic and diluted earnings per share	$3.31	$5.51	$0.70	$1.31

Average basic and diluted shares outstanding	34,717,000	35,538,000	34,214,000	35,328,000

Dividends per common share	$3.56	$3.38	$2.40	$2.36

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 27, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$396,694	$515,018
Short-term investments	55,531	51,619
Trade accounts receivable, less allowance of $12,490 and $12,904	670,137	683,841
Other receivables, including advances to independent contractors, less allowance of $18,759 and $17,812	52,784	47,160
Assets held for sale	12,231	—
Other current assets	28,949	22,229

Total current assets	1,216,326	1,319,867

Operating property, less accumulated depreciation and amortization of $473,642 and $456,547	261,322	311,345
Goodwill	34,005	40,933
Other assets	124,282	141,166

Total assets	$1,635,935	$1,813,311

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$56,654	$61,033
Accounts payable	369,567	383,625
Current maturities of long-term debt	28,342	33,116
Insurance claims	87,343	40,511
Dividends payable	68,117	70,632
Liabilities held for sale	6,961	—
Other current liabilities	78,856	84,237

Total current liabilities	695,840	673,154

Long-term debt, excluding current maturities	48,480	69,191
Insurance claims	62,706	62,842
Deferred income taxes and other non-current liabilities	33,244	35,685
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,590,708 and 68,559,269	686	686
Additional paid-in capital	261,256	255,260
Retained earnings	2,852,680	2,859,916
Cost of 34,531,982 and 33,243,196 shares of common stock in treasury	(2,313,245)	(2,131,413)
Accumulated other comprehensive loss	(5,712)	(12,010)

Total shareholders’ equity	795,665	972,439

Total liabilities and shareholders’ equity	$1,635,935	$1,813,311

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$2,328,386	$2,447,810	$558,946	$596,573
Unsided/platform equipment	1,527,802	1,455,663	400,526	361,910
Less-than-truckload	95,856	99,828	23,627	21,926
Other truck transportation (1)	383,970	343,253	95,163	100,400

Total truck transportation	4,336,014	4,346,554	1,078,262	1,080,809
Rail intermodal	87,164	84,328	23,981	18,347
Ocean and air cargo carriers	241,433	289,902	52,737	88,173
Other (2)	79,149	98,461	19,489	22,001

	$4,743,760	$4,819,245	$1,174,469	$1,209,330

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,803,514	$1,821,989	$457,662	$447,074
Number of loads:
Truck transportation
Truckload:
Van equipment	1,124,539	1,170,772	274,492	282,877
Unsided/platform equipment	487,060	476,815	117,565	114,188
Less-than-truckload	151,518	153,253	35,826	33,907
Other truck transportation (1)	180,683	160,120	45,077	45,568

Total truck transportation	1,943,800	1,960,960	472,960	476,540
Rail intermodal	29,970	27,970	8,010	6,550
Ocean and air cargo carriers	31,120	34,440	6,750	8,320

	2,004,890	2,023,370	487,720	491,410

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	798,050	814,150	201,040	193,510
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,071	$2,091	$2,036	$2,109
Unsided/platform equipment	3,137	3,053	3,407	3,169
Less-than-truckload	633	651	659	647
Other truck transportation (1)	2,125	2,144	2,111	2,203
Total truck transportation	2,231	2,217	2,280	2,268
Rail intermodal	2,908	3,015	2,994	2,801
Ocean and air cargo carriers	7,758	8,418	7,813	10,598
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,260	$2,238	$2,276	$2,310
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	38%	39%	37%
Truck Brokerage Carriers	53%	52%	53%	52%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	5%	6%	4%	7%
Other	2%	2%	2%	2%

	December 27, 2025	December 28, 2024
Truck Capacity Providers:
BCO Independent Contractors (3)	7,712	8,082

Truck Brokerage Carriers:
Approved and active (4)	36,852	43,718
Other approved	25,938	26,527

	62,790	70,245

Total available truck capacity providers	70,502	78,327

Trucks provided by BCO Independent Contractors (3)	8,514	8,843

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Revenue	$4,743,760	$4,819,245	$1,174,469	$1,209,330
Costs of revenue:
Purchased transportation	3,688,343	3,745,241	912,582	945,857
Commissions to agents	387,397	392,751	95,868	96,950

Variable costs of revenue	4,075,740	4,137,992	1,008,450	1,042,807
Trailing equipment depreciation	27,195	27,950	6,366	7,186
Information technology costs (1)	13,675	22,744	2,747	4,629
Insurance-related costs (2)	161,370	115,764	56,748	30,642
Other operating costs	61,586	58,781	14,590	14,643

Other costs of revenue	263,826	225,239	80,451	57,100

Total costs of revenue	4,339,566	4,363,231	1,088,901	1,099,907

Gross profit	$404,194	$456,014	$85,568	$109,423

Gross profit margin	8.5%	9.5%	7.3%	9.0%
Plus: other costs of revenue	263,826	225,239	80,451	57,100

Variable contribution	$668,020	$681,253	$166,019	$166,523

Variable contribution margin	14.1%	14.1%	14.1%	13.8%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.